                                                                                                      EXHIBIT 12
                                             SNYDER OIL CORPORATION

                               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                    (Unaudited)



                                                                                                             Three
                                                              Year Ended December 31,                     Months Ended
                                             ---------------------------------------------------------      March 31,
                                               1992        1993         1994        1995        1996          1997
                                             --------    --------     --------    --------    --------    ------------
                                                                 (Dollars in thousands)

Income (loss) before taxes, minority
  interest and extraordinary item             $15,027     $22,538      $13,510    ($40,604)     $74,701      $31,600
Interest expense                                4,997       5,315       10,337      21,679       23,587        6,787
                                             --------    --------     --------    --------     --------     --------
Earnings before taxes, minority
  interest, extraordinary item and
  fixed charges                               $20,024     $27,853      $23,847    ($18,925)     $98,288      $38,387
                                             ========    ========     ========    ========     ========     ========



Interest expense                              $ 4,997     $ 5,315      $10,337     $21,679      $23,587      $ 6,787
Preferred stock dividends of
  majority owned subsidiary                       -           -            -           -          1,520          502
                                             --------    --------     --------    --------     --------     --------
Total fixed charges                           $ 4,997     $ 5,315      $10,337     $21,679      $25,107      $ 7,289
                                             ========    ========     ========    ========     ========     ========



Ratio of earnings to fixed charges               4.01        5.24         2.31         N/A (1)     3.91         5.27
                                             ========    ========     ========    ========     ========     ========






(1)  Earnings were inadequate to cover fixed charges by $40.6 million.

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


                                             SNYDER OIL CORPORATION

                                      COMPUTATION OF RATIO OF EARNINGS TO
                                 COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                                    (Unaudited)



                                                                                                             Three
                                                              Year Ended December 31,                     Months Ended
                                             ---------------------------------------------------------      March 31,
                                               1992        1993         1994        1995        1996          1997
                                             --------    --------     --------    --------    --------    ------------
                                                                 (Dollars in thousands)

Income (loss) before taxes, minority
  interest and extraordinary item             $15,027     $22,538      $13,510    ($40,604)     $74,701      $31,600
Interest expense                                4,997       5,315       10,337      21,679       23,587        6,787
                                             --------    --------     --------    --------     --------     --------
Earnings before taxes, minority
  interest, extraordinary item and
  fixed charges                               $20,024     $27,853      $23,847    ($18,925)     $98,288      $38,387
                                             ========    ========     ========    ========     ========     ========


Interest expense                              $ 4,997     $ 5,315      $10,337     $21,679      $23,587       $6,787
Preferred stock dividends                       4,800       9,100       10,806       6,210        6,210        1,550
Adjustment to tax effect preferred
  stock dividends                                 -           -            -           -            429          690
Preferred stock dividends of
  majority owned subsidiary                       -           -            -           -          1,520          502
                                             --------    --------     --------    --------     --------     --------
Total fixed charges                           $ 9,797     $14,415      $21,143     $27,889      $31,746       $9,529
                                             ========    ========     ========    ========     ========     ========

Ratio of earnings
  to combined fixed charges
  and preferred dividends                        2.04        1.93         1.13         N/A (1)     3.10         4.03
                                             ========    ========     ========    ========     ========     ========



(1)  Earnings were inadequate to cover combined fixed charges and preferred dividends by $46.8 million.


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